PROMISSORY NOTE THIRD EXTENSION AGREEMENT

This Promissory Note Third Extension Agreement, hereinafter referred to as “Third Extension Agreement”, entered into this Thirty First day of December, 2014, by and among INTELLINETICS, INC. hereinafter called “Maker” and A. Michael. Chretien, hereinafter called “Lender”.

WHEREAS, Maker and Lender had entered into a Promissory Note dated December 29, 2001 for the amount of Fifty five thousand one hundred and sixty seven Dollars ($55,167), hereinafter referred to as “A. Michael Chretien Note”. Said Note was originally due January 1, 2014. A second extension of said Note was executed on December 24, 2013 for 365 days to January 1, 2015.

WHEREAS, Maker and Lender desire to enter into this Third Extension Agreement in order to extend the due date of the Note an additional three hundred and sixty five days to January 1, 2016.

NOW, THEREFORE, it is dually agreed by both Maker and Lender to extend the due date of the Note to January 1, 2016.

All other provisions of the original Promissory Note shall prevail unless otherwise written.

IN WITNESS WHEREOF, the undersigned Maker and Lender has duly executed this Second Extension Agreement extending the due date of the Note as of the day and year above first written.

INTELLINETICS, INC.

By: /s/ Matthew L. Chretien

MATTHEW L. CHRETIEN, President and CEO

By: /s/ A. Michael Chretien

A. MICHAEL CHRETIEN